UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

October 16, 2008

Date of Report (Date of earliest event reported)

SERVICE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-24935	04-3430806
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Main Street, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

1-888-578-7282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2008, the Board of Directors of Service Bancorp, Inc. (the “Company”) voted to amend the Company’s bylaws, effective on the date the amendment was approved, to provide that the annual meeting of the stockholders shall be at the place and time and on the date fixed by the Board of Directors, which must be within the earlier of six (6) months after the end of the Company’s fiscal year or fifteen (15) months after the Company’s most recent annual meeting of stockholders. Previously, the bylaws stated that the annual meeting should be set for a date within thirteen (13) months subsequent to the later of the date of incorporation or the last annual meeting of stockholders.

Item 8.01	Other Events.

The Board of Directors of the Company has set the date for the next annual meeting of stockholders for December 23, 2008.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicable

(b) Pro Forma Financial Information.

Not applicable

(c) Shell Company Transactions.

Not applicable

(d) Exhibits.

3.1    Bylaws of Service Bancorp, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE BANCORP, INC.

By:	/s/ Mark L. Abbate
Mark L. Abbate
Executive Vice President and Chief Financial Officer

Date: October 22, 2008

EXHIBIT INDEX

3.1	Bylaws of Service Bancorp, Inc.